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                                 EXHIBIT 23.1


             IINDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statement Nos. 33-38384, 33-56042, 33-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935
and 333-38616 on Form S-8 of our report dated July 31, 2000 (August 18, 2000 as to Note N), appearing in this Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2000.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Symmetricom, Inc., listed in item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is the express an opinion based on our audits. In our opinion such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP

San Jose, California
September 25, 2000